UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

SEACOR Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On November 13, 2017, SEACOR Holdings Inc. (the “Company”) announced that it is offering to repurchase, at the option of each holder, any and all of such holder’s outstanding 2.50% Convertible Senior Notes due 2027 (the “Notes”), as required by the terms of the Indenture, dated as of December 11, 2012, as amended or supplemented from time to time, between the Company and Wells Fargo Bank, National Association, as trustee and paying agent. In connection with the repurchase offer, on November 13, 2017, the Company distributed an Issuer Repurchase Notice to the holders of the Notes and filed a Schedule TO with the Securities and Exchange Commission. The repurchase offer will expire at 5:00 p.m., New York City time, on December 18, 2017.

The foregoing description of the repurchase offer is only a summary and is qualified in its entirety by reference to the Issuer Repurchase Notice, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and the press release announcing the repurchase offer, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K, each of which is incorporated in this Item 8.01 by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

99.1	Issuer Repurchase Notice, dated November 13, 2017. (1)

99.2	Press Release, dated November 13, 2017. (2)

_____________________

(1)	Incorporated herein by reference to Exhibit 99(a)(1)(A) to SEACOR Holdings Inc.’s Schedule TO filed with the Securities and Exchange Commission on November 13, 2017.

(2)	Incorporated herein by reference to Exhibit 99(a)(5)(A) to SEACOR Holdings Inc.’s Schedule TO filed with the Securities and Exchange Commission on November 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 13, 2017	SEACOR Holdings Inc.

	By:	/s/ William C. Long
	Name:	William C. Long
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

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